As filed with the Securities and Exchange Commission on June 24, 1998

                                                    Registration No. ________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                               RYDER SYSTEM, INC.
             (Exact name of registrant as specified in its charter)

          Florida                                 59-0739250
  (State of incorporation)            (I.R.S. Employer Identification No.)

                    3600 N.W. 82nd Ave., Miami, Florida 33166
                    (Address of principal executive offices)

                                ---------------

       RYDER STUDENT TRANSPORTATION SERVICES, INC. RETIREMENT/SAVINGS PLAN
                            (Full title of the plan)

                                Vicki A. O'Meara
                               Ryder System, Inc.
                   3600 N.W. 82nd Avenue, Miami, Florida 33166
                                 (305) 500-3283
            (Name, address and telephone number of agent for service)

            Approximate date of commencement of sale under the Plan:
   From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                          PROPOSED                PROPOSED
                                                                          MAXIMUM                 MAXIMUM
                                              AMOUNT                      OFFERING                AGGREGATE             AMOUNT OF
       TITLE OF SECURITIES                    TO BE                       PRICE                   OFFERING              REGISTRATION
       TO BE REGISTERED                       REGISTERED                  PER SHARE               PRICE                 FEE

====================================================================================================================================
       Ryder System, Inc.
       Common Stock
       ($.50 par value)                       4,500 shares                $31.60(1)                $142,200(1)            $41.95

       Preferred Share
       Purchase Rights                        4,500 rights (2)                --                         --                   --(3)

====================================================================================================================================


(1) Computed pursuant to Rule 457(c) solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. This amount is based on the average of the high and low prices of such Common Stock on June 22, 1998 on the consolidated reporting system.
(2) The preferred share purchase rights (the "Rights") of Ryder System, Inc. (the "Company") are attached to and trade with the Common Stock of the Company. Any value attributable to the Rights is reflected in the market price of the Common Stock. Such additional securities are also being registered hereby as may become issuable under the Plan as a result of applicable anti-dilution provisions.
(3) Since no separate consideration is paid for the Rights, the registration fee for such securities is included in the registration fee for the Company's Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

         (b) All other reports filed by the Company or the Ryder Student Transportation Services, Inc. Retirement/Savings Plan (the "Plan") pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the Company's common stock, par value $.50, contained in its Registration Statement on Form S-3, No. 33-33600 filed on February 27, 1990, as amended, with the Commission.

         (d) The description of the Company's preferred share purchase rights contained in its Registration Statement on Form 8-A filed on April 3, 1996 with the Commission.

         All documents subsequently filed by the Company or the Plan pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the shares of common stock and the preferred share purchase rights in connection therewith which may be purchased under the Plan has been passed upon for the Company by Edward R. Henderson, Deputy General Counsel of the Company. Edward R. Henderson owns beneficially 1,314 shares of common stock of the Company and directly owns options to purchase 15,001 shares of common stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Official Florida Statutes, as amended, Chapter 607, Section 607.0850 authorizes the indemnification of officers, directors, employees and agents under certain circumstances.

         Article IV of the Company's Restated Articles of Incorporation provides that the Company has the power to indemnify its directors, officers, and other employees to the fullest extent permitted by law. Article XII of the Company's By-Laws further provides that the Company shall indemnify to the fullest extent permitted by current or future legislation or current or future judicial or administrative decisions (to the extent such future legislation or decisions permit the Company to provide broader indemnification rights than permitted prior to such legislation or decisions), each person who is a party or witness to any proceeding (whether civil, criminal, administrative or investigative) against any liability (including any judgment, settlement, penalty or fine) or cost, charge or expense (including reasonable expenses incurred in defending such actions) by reason of the fact that such indemnified person is or was a director, officer or employee of the Company, or is or was an agent as to whom the Company has agreed to grant such indemnification, or is or was serving at the request of the Company as a director, officer or employee of another corporation, trust or enterprise.

         The company maintains directors and officers liability insurance coverage which extends to wrongful acts such as breach of duty and negligence, but does not extend to acts proven to be dishonest. Currently, the coverage is subject to a deductible amount of $750,000 with policy limits of $40,000,000. The Company pays the premium for this coverage.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS.

         See Exhibit Index.

Item 9.  UNDERTAKINGS.

         (a)      The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE COMPANY. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Dade, State of Florida, on the 24th day of June, 1998.

                                          RYDER SYSTEM, INC.
                                          (Company)

                                          By: /S/ M. ANTHONY BURNS
                                             -----------------------------------
                                              M. Anthony Burns
                                              Chairman of the Board,
                                              President and
                                              Chief Executive Officer

                              --------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           NAME                                      TITLE                                DATE
           ----                                      -----                                ----
/S/ M. ANTHONY BURNS                        Chairman of the Board,
-------------------------                   President and
M. Anthony Burns                            Chief Executive Officer
                                            (Principal Executive Officer)             June 24, 1998

/S/ EDWIN A. HUSTON                         Senior Executive Vice
-------------------------                   President - Finance and
Edwin A. Huston                             Chief Financial Officer
                                            (Principal Financial Officer)             June 24, 1998

/S/ GEORGE P. SCANLON                       Vice President - Planning
-------------------------                   and Controller (Principal
George P. Scanlon                           Accounting Officer)                       June 24, 1998

/S/ JOSEPH L. DIONNE                                 Director                         June 24, 1998
-------------------------
Joseph L. Dionne*

/S/ EDWARD T. FOOTE II                               Director                         June 24, 1998
-------------------------
Edward T. Foote II*

/S/ DAVID I. FUENTE                                  Director                         June 24, 1998
-------------------------
David I. Fuente*

/S/ JOHN A. GEORGES                                  Director                         June 24, 1998
-------------------------
John A. Georges*

/S/ VERNON E. JORDAN, JR.                            Director                         June 24, 1998
-------------------------
Vernon E. Jordan, Jr.*

                                                     Director                         June __, 1998
-------------------------
David T. Kearns

/S/ LYNN M. MARTIN                                   Director                         June 24, 1998
-------------------------
Lynn M. Martin*

/S/ PAUL J. RIZZO                                    Director                         June 24, 1998
-------------------------
Paul J. Rizzo*

/S/ CHRISTINE A. VARNEY                              Director                         June 24, 1998
-------------------------
Christine A. Varney*

/S/ ALVA O. WAY                                      Director                         June 24, 1998
-------------------------
Alva O. Way*



/S/ EDWARD R. HENDERSON
-------------------------
*By:  Edward R. Henderson
      Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT                                                                                  REGISTRATION
TABLE                                                                                       STATEMENT
NUMBER            EXHIBIT                                                                     PAGE
------            -------                                                                ------------

(4) Instruments defining the rights of security holders, including indentures:

                  (a)      By-Laws of the Company, as amended through November
                           23, 1993, previously filed with the Commission as an
                           exhibit to the Company's Annual Report on Form 10-K
                           for the year ended December 31, 1993, are
                           incorporated by reference herein.                                   *

                  (b)      Restated Articles of Incorporation of the Company,
                           dated November 8, 1985, as amended through May 18,
                           1990, previously filed with the Commission as an
                           exhibit to the Company's Annual Report on Form 10-K
                           for the year ended December 31, 1990, are
                           incorporated by reference herein.                                   *

                  (c)      Rights Agreement between the Company and Boston
                           Equiserve, L.P., dated as of March 8, 1996,
                           previously filed with the Commission as an exhibit to
                           the Company's Registration Statement on Form 8-A
                           dated April 3, 1996, is incorporated by reference
                           herein.                                                             *



--------------------
         *  Incorporated by reference as indicated herein.

                                  EXHIBIT INDEX
                                   (continued)

EXHIBIT                                                                                  REGISTRATION
TABLE                                                                                       STATEMENT
NUMBER            EXHIBIT                                                                     PAGE
------            -------                                                                ------------
(5)               Opinions re legality:

                  (a)      Opinion of Edward R. Henderson, Esq., Deputy
                           General Counsel of the Company.                                    10

(23)              Consents of experts and counsel:

                  (a)      Consent of KPMG Peat Marwick LLP,
                           Independent Certified Public Accountants.                          12

                  (b) Consent of Counsel for the Company is included in Exhibit (5)(a).



--------------------
         *  Incorporated by reference as indicated herein.

                                  EXHIBIT INDEX
                                   (continued)

EXHIBIT                                                            REGISTRATION
TABLE                                                                 STATEMENT
NUMBER            EXHIBIT                                               PAGE
------            -------                                          ------------

(24)              Powers of Attorney:

                  (a) Joseph L. Dionne                                  13
                  (b) Edward T. Foote II                                14
                  (c) David I. Fuente                                   15
                  (d) John A. Georges                                   16
                  (e) Vernon E. Jordan, Jr.                             17
                  (f) Lynn M. Martin                                    18
                  (g) Paul J. Rizzo                                     19
                  (h) Christine A. Varney                               20
                  (i) Alva O. Way                                       21

(28) Information from reports furnished to state insurance regulatory authorities:
                  None

(99)              Additional exhibits:
                  None